EXHIBIT 99.1

KIRBY CORPORATION	Contact: Steve Holcomb
713-435-1135

FOR IMMEDIATE RELEASE

KIRBY CORPORATION ANNOUNCES 2012 SECOND QUARTER RESULTS

•	2012 second quarter earnings per share were $.85 compared with $.77 earned in the 2011 second quarter

•	2012 third quarter earnings per share guidance is $.87 to $.97 compared with $.94 earned in the 2011 third quarter

•	2012 year earnings per share guidance narrowed to $3.50 to $3.70 compared with $3.33 earned in 2011

Houston, Texas (July 25, 2012) – Kirby Corporation (“Kirby”) (NYSE:KEX) today announced net earnings attributable to Kirby for the second quarter ended June 30, 2012 of $47.6 million, or $.85 per share, compared with $41.7 million, or $.77 per share, for the 2011 second quarter.  Consolidated revenues for the 2012 second quarter were $511.8 million compared with $437.3 million reported for the 2011 second quarter.

Joe Pyne, Kirby’s Chairman and Chief Executive Officer, commented, “Our second quarter earnings of $.85 per share came in at the high end of our revised $.80 to $.85 per share guidance range.  During the second quarter, we experienced overall continued strong inland tank barge utilization and improved rates as United States petrochemical production remained strong.  Our coastal transportation results were hindered by higher than anticipated maintenance related costs and further deterioration in the Northeast market. In our diesel engine services segment, our legacy marine market remained strong during the quarter and our power generation market remained positive.  For the land-based market, with the decrease in natural gas prices, we experienced a significant decrease in demand for the manufacturing of hydraulic fracturing equipment, but the demand for the remanufacturing of such equipment continues to improve.”

Kirby reported net earnings attributable to Kirby for the 2012 first six months of $98.5 million, or $1.76 per share, compared with $74.1 million, or $1.38 per share, for the first half of 2011.  Consolidated revenues for the 2012 first six months were $1.08 billion compared with $737 million for the first six months of 2011.

Segment Results – Marine Transportation
Marine transportation revenues for the 2012 second quarter were $342.2 million, compared with $266.6 million for the 2011 second quarter, and operating income for the 2012 second quarter was $71.7 million compared with $58.4 million for the second quarter of 2011. High United States production levels at petrochemical plants, stable refinery output and favorable demand for the movement of crude oil resulted in continued strong inland transportation demand, fleet utilization in the 90% to 95% range and favorable pricing trends during the second quarter. Temporarily lower petrochemical volumes from one major customer due to scheduled and unscheduled maintenance at multiple facilities, as well as low water levels on the Mississippi River System which led to light loading of tank barges and resulting lower revenues, did negatively impact the second quarter and resulted in lower ton miles when compared with the 2011 second quarter.

Kirby Offshore Marine, Kirby’s coastal tank barge fleet acquired on July 1, 2011, generated approximately 20% of the marine transportation segment’s 2012 second quarter revenues.  The coastal operating results were positive, but hindered by continued softness and excess capacity in the New York Harbor market that resulted in low equipment utilization levels and competitive bidding for available movements.  The 2012 second quarter results were also negatively impacted by additional maintenance and repair related expenditures, and resulting lost revenue days.

The marine transportation operating margin for the 2012 second quarter was 21.0% compared with 21.9% for the second quarter of 2011.  The 2012 second quarter margin reflected the overall strong inland demand and equipment utilization and higher term and spot market pricing, offset by lower margins for the coastal fleet.

Segment Results – Diesel Engine Services
Diesel engine services revenues for the 2012 second quarter were $169.7 million compared with $170.7 million for the 2011 second quarter.  Operating income for the 2012 second quarter was $15.1 million compared with $17.6 million for the 2011 second quarter.  The 2012 second quarter slight decrease in revenues and lower operating income reflected order cancellations or postponements for the manufacturing of fracturing units, as well as a decline in service of land-based diesel engines and sales of engines, transmissions and parts, all associated with the current low price of natural gas and resulting decline in drilling for natural gas in North American shale formations. Partially offsetting the decline in manufacturing of fracturing units was the demand for fracturing units to be remanufactured, and higher revenues and operating results from the marine market.

The marine diesel engine services market continued to benefit from large service projects for inland and coastal domestic customers, as well as international customers, and from higher service work for oil service customers as the Gulf of Mexico oil and gas drilling activity continued to improve.  The power generation market benefited from higher parts shipments during the second quarter.

The diesel engine services operating margin was 8.9% for the 2012 second quarter compared with 10.3% for the 2011 second quarter.  The lower margin reflected the decline in the manufacturing of fracturing units and softer land-based diesel engines and transmissions sales and service, as well as current lower margins on the remanufacturing of fracturing units during the startup phase.  Partially offsetting these declines were higher operating margins earned in the marine and power generation markets as these markets continued to improve.

Cash Generation
Kirby continued to generate strong cash flow during the 2012 first six months, with EBITDA of $242.8 million compared with $179.7 million for the 2011 first six months.  The cash flow was used in part to fund capital expenditures of $153.8 million, including $69.6 million for new tank barge and towboat construction, $32.3 million for progress payments on the construction of two offshore dry-bulk barge and tug units scheduled for completion in 2012, and $51.9 million primarily for upgrades to the existing inland and coastal fleets.  Total debt as of June 30, 2012 was $799.5 million and Kirby’s debt-to-capitalization ratio was 33.9%.

Outlook
Commenting on the 2012 third quarter and full year market outlook and guidance, Mr. Pyne said, “Our earnings guidance for the 2012 third quarter is $.87 to $.97 per share compared with $.94 per share reported for the 2011 third quarter.  Our third quarter guidance range reflects a continued strong inland marine transportation petrochemical and black oil products markets, favorable term and spot contract pricing, and favorable marine and power generation diesel engine services markets.  Our guidance also reflects the continuation of low water conditions throughout the Mississippi River System during the third quarter.  We anticipate improved results from our coastal marine transportation market, benefiting from seasonal refined products movements, partially offset by continued weakness in the New York Harbor market.  Due to the lack of clear visibility, a key contributor between our low and high end guidance range for both the third quarter and the year is the land-based diesel engine services market, particularly the demand for the manufacturing and remanufacturing of oilfield equipment, including hydraulic fracturing units. For the 2012 year, earnings per share guidance was narrowed to $3.50 to $3.70 compared with $3.33 per share for the 2011 year.”

Mr. Pyne continued, “Our 2012 capital spending guidance range is currently $290 to $300 million, including approximately $130 million for the construction of 58 inland tank barges and five inland towboats, and approximately $70 million in progress payments on the construction of two offshore dry-bulk barge and tugboat units scheduled for delivery in 2012 with an estimated cost of $52 million each.  The increase from the previous capital spending guidance range of $265 to $275 million is primarily for upgrading the coastal fleet and progress payments on inland tank barges and towboats recently ordered in 2012 and scheduled for delivery starting in December 2012 and throughout 2013.”

Conference Call
A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, July 26, 2012, to discuss the 2012 second quarter performance as well as the outlook for the 2012 third quarter and year.  The conference call number is 800-446-2782 for domestic callers and 847-413-3235 for international callers.  The leader’s name is Steve Holcomb.  The confirmation number is 32862740.  An audio playback will be available at 1:00 p.m. central time on Thursday, July 26, through 5:00 p.m. central time on Friday, August 24, 2012 by dialing 888-843-7419 for domestic and 630-652-3042 for international callers.  A live audio webcast of the conference call will be available to the public and a replay available after the call by visiting Kirby’s website at http://www.kirbycorp.com/.

GAAP to Non-GAAP Financial Measures
The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission.  This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  A reconciliation of EBITDA with GAAP net earnings attributable to Kirby is included in this press release.  This earnings press release includes marine transportation performance measures, consisting of ton miles, revenue per ton mile, towboats operated and delay days.  Comparable performance measures for the 2011 and 2010 years and quarters are available at Kirby’s web site, http://www.kirbycorp.com/, under the caption Performance Measurements in the Investor Relations section.

About Kirby Corporation
Kirby Corporation, based in Houston, Texas, is the nation’s largest domestic tank barge operator, transporting bulk liquid products throughout the Mississippi River System, the Gulf Intracoastal Waterway, coastwise along all three United States coasts and in Alaska and Hawaii.  Kirby transports petrochemicals, black oil products, refined petroleum products and agricultural chemicals by tank barge.  Through the diesel engine services segment, Kirby provides after-market service for medium-speed and high-speed diesel engines and reduction gears used in marine and power generation applications.  Kirby also distributes and services high-speed diesel engines, transmissions, pumps, compression products and manufactures oilfield service equipment, including hydraulic fracturing equipment, for land-based pressure pumping and oilfield service markets.

Statements contained in this press release with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and timing, magnitude and number of acquisitions made by Kirby.  Forward-looking statements are based on currently available information and Kirby assumes no obligation to update any such statements.  A list of additional risk factors can be found in Kirby’s annual report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2012	2011	2012	2011
	(unaudited, $ in thousands except per share amounts)
Revenues:
Marine transportation	$342,195	$266,612	$678,152	$508,289
Diesel engine services	169,653	170,719	400,631	228,401
	511,848	437,331	1,078,783	736,690
Costs and expenses:
Costs of sales and operating expenses	345,916	294,909	730,275	480,408
Selling, general and administrative	43,199	39,047	96,299	68,504
Taxes, other than on income	3,907	3,723	7,821	7,224
Depreciation and amortization	35,197	28,213	71,671	53,406
Loss (gain) on disposition of assets	(69)	(40)	(41)	26
	428,150	365,852	906,025	609,568
Operating income	83,698	71,479	172,758	127,122
Other income.	30	78	179	129
Interest expense	(5,901)	(3,278)	(11,741)	(6,111)
Earnings before taxes on income	77,827	68,279	161,196	121,140
Provision for taxes on income	(29,392)	(26,050)	(60,882)	(46,011)
Net earnings	48,435	42,229	100,314	75,129
Less: Net earnings attributable to noncontrolling interests	(884)	(537)	(1,819)	(1,007)

Net earnings attributable to Kirby	$47,551	$41,692	$98,495	$74,122

Net earnings per share attributable to Kirby common stockholders:
Basic	$.85	$.78	$1.76	$1.38
Diluted	$.85	$.77	$1.76	$1.38
Common stock outstanding (in thousands):
Basic	55,428	53,209	55,403	53,188
Diluted	55,640	53,427	55,638	53,398

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

	Second Quarter			Six Months
	2012		2011	2012	2011
	(unaudited, $ in thousands)
EBITDA: (1)
Net earnings attributable to Kirby		$47,551	$41,692	$98,495	$74,122
Interest expense		5,901	3,278	11,741	6,111
Provision for taxes on income		29,392	26,050	60,882	46,011
Depreciation and amortization		35,197	28,213	71,671	53,406
		$118,041	$99,233	$242,789	$179,650

Capital expenditures		$91,979	$66,859	$153,846	$97,973
Acquisitions of businesses and marine equipment	$	─	$271,902	─	$330,402

	June 30,
	2012	2011
	(unaudited, $ in thousands)
Cash and cash equivalents	$5,805	$7,332
Long-term debt, including current portion	$799,532	$319,774
Total equity	$1,561,230	$1,242,841
Debt to capitalization ratio	33.9%	20.5%

MARINE TRANSPORTATION STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2012	2011	2012	2011
	(unaudited, $ in thousands)

Marine transportation revenues	$342,195	$266,612	$678,152	$508,289

Costs and expenses:
Costs of sales and operating expenses	210,466	161,814	413,873	304,440
Selling, general and administrative	24,886	19,295	53,405	38,804
Taxes, other than on income	3,433	3,296	6,885	6,566
Depreciation and amortization	31,680	23,846	63,769	47,420
	270,465	208,251	537,932	397,230

Operating income	$71,730	$58,361	$140,220	$111,059

Operating margins	21.0%	21.9%	20.7%	21.8%

DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS

	Second Quarter		Six Months
	2012	2011	2012	2011
	(unaudited, $ in thousands)

Diesel engine services revenues	$169,653	$170,719	$400,631	$228,401

Costs and expenses:
Costs of sales and operating expenses	135,450	133,095	316,402	175,968
Selling, general and administrative	15,860	15,967	38,254	23,030
Taxes, other than income	462	415	912	634
Depreciation and amortization	2,763	3,631	6,391	4,552
	154,535	153,108	361,959	204,184

Operating income	$15,118	$17,611	$38,672	$24,217

Operating margins	8.9%	10.3%	9.7%	10.6%

OTHER COSTS AND EXPENSES

	Second Quarter		Six Months
	2012	2011	2012	2011
	(unaudited, $ in thousands)

General corporate expenses	$3,219	$4,533	$6,175	$8,128

Loss (gain) on disposition of assets	$(69)	$(40)	$(41)	$26

MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS

	Second Quarter		Six Months
	2012	2011	2012	2011
Inland Performance Measurements:
Ton Miles (in millions) (2)	3,194	3,241	6,476	6,470
Revenue/Ton Mile (cents/tm) (3)	8.3	7.9	8.2	7.5
Towboats operated (average) (4)	239	247	240	239
Delay Days (5) (5)	1,164	1,964	3,635	3,945
Average cost per gallon of fuel consumed	$3.35	$3.25	$3.26	$2.96

Barges (active):
Inland tank barges			818	837
Coastal tank barges			57	―
Offshore dry-cargo barges			4	4
Barrel capacities (in millions):
Inland tank barges			16.4	16.4
Coastal tank barges			3.9	―

(1)
Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure.  Kirby defines EBITDA as net earnings attributable to Kirby before interest expense, taxes on income, depreciation and amortization.  EBITDA is presented because of its wide acceptance as a financial indicator.  EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

(2)
Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved.  Example:  A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.

(3)
Inland marine transportation revenues divided by ton miles.  Example:  Second quarter 2012 inland marine transportation revenues of $264,503,000 divided by 3,194,000,000 marine transportation ton miles = 8.3 cents.

(4)	Towboats operated are the average number of owned and chartered towboats operated during the period.
(5)
Delay days measures the lost time incurred by a tow (towboat and one or more tank barges) during transit.  The measure includes transit delays caused by weather, lock congestion and other navigational factors.